Exhibit 99.1

Primus Announces Partial Redemption of 14.25% Notes

MCLEAN, VA – March 16, 2011 – Primus Telecommunications Group, Incorporated (OTCBB: PMUG) (“Primus” or the “Company”), a global facilities-based integrated provider of advanced telecommunications products and services, announced today the redemption of $24,014,974 principal amount of 14.25% Senior Subordinated Secured Notes due 2013 (the “14.25% Notes”) issued by Primus Telecommunications IHC, Inc. (CUSIP No. 74163XAE5). The redemption date is April 15, 2011. Accrued but unpaid interest to, but excluding, the redemption date of $1,283,300 on the redeemed portion of the 14.25% Notes will also be paid on the redemption date. Giving effect to the redemption, $90,000,000 principal amount of 14.25% Notes would remain outstanding, which is the maximum principal amount of 14.25% Notes that the Company could accept under the terms of its previously announced offer to exchange newly-issued 9.50% Senior Secured Notes due 2019 (the “New Notes”) issued by Primus Telecommunications Holding, Inc. for 14.25% Notes and units representing 13.00% Senior Secured Notes due 2016 (the “13.00% Notes”), assuming full participation by all holders of 14.25% Notes and 13.00% Notes. The terms of the exchange offers and consent solicitations (the “Exchange Offers and Consent Solicitations”) announced by the Company on February 9, 2011 have not been amended.

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the 14.25% Notes or the 13.00% Notes nor an offer to sell the New Notes. The offers to exchange 14.25% Notes and 13.00% Notes are only being made pursuant to the confidential offering circular and consent solicitation statement and the related letter of transmittal and consent that Primus is distributing to eligible holders in connection with the Exchange Offers and Consent Solicitations.

The complete terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the confidential offering circular and consent solicitation statement and related letter of transmittal and consent. Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to holders of 14.25% Notes or 13.00% Notes who complete and return a letter of eligibility confirming that they are qualified institutional buyers, non-U.S. persons or institutional accredited investors. Holders who desire a copy of the eligibility letter or persons with questions about the Exchange Offers and Consent Solicitations should contact the Information and Exchange Agent for the Exchange Offers and Consent Solicitations, D.F. King & Co., Inc., at: (800) 848-3416 (toll free) or (212) 269-5550 (banks and brokers only).

The New Notes will not be registered under the Securities Act of 1933 (as amended, the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the New Notes are being offered and issued only (i) in the United States, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) outside the United States, to persons who are not “U.S. persons” (as defined in Regulation S under the Securities Act) and (iii) to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

About Primus

Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. Primus is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the Exchange Offers and Consent Solicitations, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially including, among other things, those outlined in our filings with the SEC, including Primus’s most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, on file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, Primus does not intend to update or revise its statements made in this press release, whether as a result of new information, future events or otherwise.

Primus Investor Relations Contacts:
Primus	Lippert/Heilshorn & Assoc., Inc.
Richard Ramlall, SVP Corporate Development and Chief Communications Officer
Carolyn Capaccio
703-748-8050	212-838-3777
ir@primustel.com	ccapaccio@lhai.com